UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

UpSnap, Inc. (Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value; Preferred Stock, $.001 par value.

(2)	Aggregate number of securities to which transaction applies: 902,500,000 shares of Common Stock, $.001 par value; 10,000,000 shares of Preferred Stock, $.001 par value.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UPSNAP, INC.
2920 9th Avenue N
Lethbridge, Alberta, Canada TIH 5E4

October 7, 2008

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on September 30, 2008, of UpSnap, Inc. (“UPSN” or the “Company”), a Nevada corporation, in connection with three proposals to amend the corporate articles of incorporation to (i) change the name of the corporation from UpSnap, Inc. to Duratech Group Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors (the “Name Change Proposal”), (ii) increase the authorized number of shares of common stock, $.001 par value (the “Common Stock”), of the Company from 97,500,000 to 1,000,000,000 shares, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors (the “Authorized Common Stock Proposal”), and (iii) create 10,000,000 authorized shares of “blank check” preferred stock, $.001 par value, for us to issue in series or classes from time to time, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors (the ”Blank Check Preferred Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved all three proposals.

The holders of approximately 68.14% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Peter Van Hierden
Peter Van Hierden
Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

UpSnap, Inc.
Contents

Introduction			3

Item 1.	Information Required by Items of Schedule 14A		5
	A.	No Time, Place or Date for Meeting of Shareholders	5
	B.	Dissenters' Rights	6
	C.	Voting Securities and Principal Holders Thereof	6
	D.	Amendment of Charter – Name Change Proposal	7
		Reasons for the Transaction	7
	E.	Amendment of Charter – Authorized Common Stock Proposal	7
		Reasons for the Transaction	7
	F.	Amendment of Charter – Blank Check Preferred Proposal	.7
		Reasons for the Transaction	.8
	G.	Federal Tax Consequences	9
Item 2.	Statements that Proxies are not Solicited		9
Item 3.	Interest of Certain Persons		9
Item 4.	Other and General Information		10
Item 5.	Documents Incorporated By Reference		10

INTRODUCTION

The majority shareholders of this 1934 Act registrant, UpSnap, Inc., a Nevada corporation, have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to Nevada Revised Statutes 78.320, to change the name of the corporation to Duratech Group Inc., to approve an increase in authorized shares of common stock of the Company from 97,500,000 to 1,000,000,000 shares, and to create 10,000,000 shares of “blank check” preferred stock. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

On August 29, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company; Tony Philipp, an officer, director and shareholder of the Company (“Philipp”); Duratech Group Inc., an Alberta, Canada corporation (“Duratech”) and the shareholders of Duratech (“Duratech Shareholders”), including Peter Van Hierden, a citizen of Alberta, Canada and owner directly or indirectly of approximately 96% of the share capital of Duratech (“Van Hierden”).

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Company in exchange for an agreement to issue to them an aggregate of 69,299,676 shares of Common Stock of the Company, resulting in Duratech becoming a majority owned subsidiary of the Company. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Company.

As part of the Share Exchange, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Company’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction. In order to facilitate the exercise of these new options, the Company has agreed to hold 18,950,334 shares of Common Stock in reserve, and instead issue the balance of 50,349,342 shares to the Duratech Shareholders pro rata pursuant to the Share Exchange Agreement.

The shares of Duratech common stock, par value $0.05 per share, are validly issued, fully paid, and nonassessable, and represent one hundred percent (100%) of the common equity ownership of Duratech, and the Duratech Shareholders are the sole record and beneficial owners thereof. The Duratech common stock represents sixty-five percent (65%) of the issued and outstanding equity capitalization of Duratech, with the other thirty-five percent (35%) consisting of two series of preferred stock, one currently issued to three individuals and outstanding, and the other issued to Van Hierden and Duratech Shareholders on the Closing Date (as defined in the Share Exchange Agreement). Both of the series have a par value of $1.00 per share. The first series, which is currently outstanding and consists of 158,096 shares of Preferred Non-Voting stock, and has a $1.00 liquidation preference, is not entitled to any dividend or conversion privilege, and is to be liquidated in three years. The second series, which is a new series issued to Van Hierden and Duratech Shareholders as of the Closing Date, consists of 3,198,362 shares of preferred stock and is entitled to one vote per share, has a $1.00 liquidation preference and is not entitled to any dividend or conversion privilege. In addition, holders of options to purchase Duratech common stock were granted options to purchase an additional 1,203,790 shares of this second series of preferred stock. All of the outstanding Duratech share capital was offered and sold in accordance with applicable Canadian and United States Federal and local securities laws.

Also, as mentioned above, in connection with the Share Exchange, a total of 2,235,610 options to purchase Duratech common stock were converted into 18,950,334 options to purchase common stock of the Company, calculated according to an agreed upon formula. This enabled the Duratech Shareholders to transfer one hundred percent (100%) of the common ownership of Duratech to the Company. These options are included in the 69,299,676 shares referenced above.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company, on the day after the Closing Date, consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp has agreed, among other things, to indemnify and hold harmless the Company from and against all liabilities as of the Closing Date up to $200,000. As part of the Asset Purchase Agreement, the Company contributed $130,000 to UpSnap Services at Closing (as defined in the Asset Purchase Agreement) solely toward the payment and discharge of the Assumed Liabilities (as defined in the Asset Purchase Agreement). The $130,000 contribution was not used to pay any of Philipp’s advances to the Company or his accrued salary. Duratech funded this $130,000 capital contribution by wire transfer of $130,000 to the Company on the Closing Date. The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

The UpSnap Board of Directors has three members. At Closing, Philipp and Paul Schmidt resigned from their positions as President and Chief Executive Officer and of Chief Financial Officer, respectively, of the Company, and Peter Van Hierden was appointed as Chief Executive Officer and Richard von Gnechten as Chief Financial Officer. At Closing, Mark McDowell resigned from his position as a director of the Company and Peter Van Hierden was appointed to fill the vacancy created thereby. Philipp resigned as a director of the Company effective following the expiration of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 of the Securities Exchange Act, which notice was effected by the mailing of an Information Statement to shareholders. At the effective time of Philipp’s resignation, Robert Lundgren was appointed as director of the Company. Mr. von Gnechten, who was already a member of the Board of Directors of the Company, remained on the Board following the closing.

In addition, pursuant to the terms and conditions of the Share Exchange Agreement:

•	On the Closing Date, the Company paid and satisfied all of its “liabilities,” as such term is defined by U.S. GAAP as of the closing.
•	As of the day after the Closing, the parties consummated the transactions contemplated by the Asset Purchase Agreement.

As of the date of the Share Exchange Agreement there were no material relationships between the Company or any of its affiliates and the Duratech Subsidiaries, or Duratech, other than in respect of the Share Exchange, except that Richard von Gnecthen is employed by Global Kingdom Finance Co., an affiliate of Duratech and he is also a member of the Board of Directors of the Company.

The foregoing description of the Share Exchange Agreement and the Asset Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is filed as Exhibit 2.1 to a Form 8-K filed on September 24, 2008, and the complete text of the Asset Purchase Agreement, which is filed as Exhibit 2.2 to such Form 8-K, both of which are incorporated herein by reference.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 and our Quarterly Report for the quarter ended June 30, 2008, both filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about October 17, 2008, to the holders of Common Stock as of the Record Date on September 30, 2008.

B. DISSENTERS' RIGHTS

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposals to amend the corporate articles of incorporation to (i) change the name of the corporation to Duratech Group Inc., (ii) increase the number of shares of authorized Common Stock from 97,500,000 shares to 1,000,000,000 shares, and (iii) create 10,000,000 authorized shares of “blank check” preferred stock, were approved by the action of a majority of all shareholders entitled to vote on the record date. This is a Majority Shareholder Action, pursuant to Nevada Revised Statutes 78.320. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 68.14% of all shares of Common Stock issued and outstanding. The proposals are not effective before completion and or in compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ON SEPTEMBER 30, 2008, THE RECORD DATE, THERE WERE 73,719,666 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF SEPTEMBER 17, 2008

The table on the following page sets forth as of Closing Date, which occurred on September 17, 2008, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by the directors and officers of the Company.

On the Closing Date, after giving effect to the issuance of 69,299,676 shares and options to the Duratech Shareholders, there are issued and outstanding 97,500,000 shares, options and warrants of the Company’s Common Stock.

Title		Number of		Percent of
of Class	Name	Shares Owned(1)		Voting Power(2)

Principal Stockholders

Common	Janet Van Hierden	48,264,954	(3)	49.5%

Directors and Executive Officers

Common	Peter Van Hierden	48,264,954	(3)	49.5%
Common	Tony Philipp	4,910,000		5.0%
Common	Robert Lundgren	1,101,956		1.1%
Common	Mark McDowell	700,000		0.7	%(4)
Common	Paul Schmidt	480,020		0.5%
Common	Richard von Gnechten	401,054		0.4%

Common	All Officers and Directors as a Group (3 persons)	55,857,984		57.3%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2) Based on 97,500,000 issued & outstanding shares and options of common stock as of the Closing Date.
(3) Janet Van Hierden and Peter Van Hierden are husband and wife, and beneficially own the 6,387,729 and 41,761,084 shares, respectively, of Common Stock owned by each. In addition, Mr. and Mrs. Van Hierden beneficially own the 116,141 shares of Common Stock owned by their son Brendon Van Hierden.
(4) Mr. McDowell’s shareholdings reflect options that he either owns directly or indirectly through his corporate interests in Acta Wireless Capital, LLC.

D. AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL

The proposal to amend the certificate of incorporation to change the name of the corporation to Duratech Group Inc. was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than November 7, 2008.

REASONS FOR AMENDMENT. The Company consummated a Share Exchange Agreement with the Duratech Group Inc. pursuant to which it acquired the share capital of Duratech in exchange for the issuance of 50,349,342 shares of common stock to the Duratech Shareholders. Accordingly, the Company desires to change its name to one that reflects its new business as a holding company for Duratech, which is engaged in the homebuilding industry, and possibly other companies that may be acquired in the future by the Company.

E. AMENDMENT OF CHARTER – AUTHORIZED COMMON STOCK PROPOSAL

The proposal to increase the number of authorized shares of common stock of the Company from 97,500,000 to 1,000,000,000 was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors. The Authorized Common Stock Proposal will take effect no sooner than November 7, 2008.

REASONS FOR THE AUTHORIZED COMMON STOCK PROPOSAL. Pursuant to the Share Exchange Agreement, the Company issued 50,349,342 new shares of common stock to the Duratech Shareholders, in addition to 18,950,334 options to purchase shares of Common Stock of the Company. There were 23,370,324 shares of Common Stock and 4,830,000 warrants and options on shares outstanding as of the Closing Date. The total of the newly issued shares of Common Stock and the newly issued options, together with the already issued and outstanding shares of Common Stock, options and warrants amounts to 97,500,000. The Company has only 97,500,000 shares of authorized Common Stock, which leaves it with no authorized but unissued shares of Common Stock. The Company desires to authorize sufficient shares for future capital raising activities, acquisitions and general corporate finance purposes. There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of the common stock which is proposed to be authorized. The Board of Directors of the Company, in the exercise of its business judgment, believes that 1,000,000,000 shares is the appropriate number of shares of authorized common stock to have.

F. AMENDMENT OF CHARTER – BLANK CHECK PREFERRED PROPOSAL

The proposal to create 10,000,000 authorized shares of “blank check” preferred stock was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors. The Blank Check Preferred Proposal will take effect no sooner than November 7, 2008.

REASONS FOR THE BLANK CHECK PREFERRED PROPOSAL. Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over our Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, our approved Certificate of Amendment will create 10,000,000 authorized shares of “blank check” preferred stock.

Since we do not know what the terms of any future series of preferred stock would be, the Certificate of Amendment authorizes the issuance of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders, and the terms, rights and features of which are determined by the board of directors upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series. The Certificate of Amendment will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose.

In order to implement proposals two and three, the Certificate of Amendment provides that Article IV of the Articles of Incorporation shall be amended by substituting in lieu of the first sentence thereof the following:

The Corporation shall have authority to issue One Billion Ten Million(1,010,000,000) shares of capital stock of which One Billion (1,000,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and Ten Million (10,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.

Common Stock. The Common Stock shall have full voting rights of one vote per share and shall be non-assessable, not being subject to assessment to pay the debts of the Corporation.

Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law.

Subject to the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the board of directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of Preferred Stock which are proposed to be authorized.

G. FEDERAL TAX CONSEQUENCES

There are no tax consequences to the Name Change Proposal, the Authorized Common Stock Proposal or the Blank Check Preferred Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title		Number of		Percent of
of Class	Name	Shares Owned(1)		Voting Power(2)

Principal Stockholders

Common	Janet Van Hierden	48,264,954	(3)	49.5%

Directors and Executive Officers

Common	Peter Van Hierden	48,264,954	(3)	49.5%
Common	Tony Philipp	4,910,000		5.0%
Common	Robert Lundgren	1,101,956		1.1%
Common	Mark McDowell	700,000		0.7	%(4)
Common	Paul Schmidt	480,020		0.5%
Common	Richard von Gnechten	401,054		0.4%

Common	All Officers and Directors as a Group (3 persons)	55,857,984		57.3%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2) Based on 97,500,000 issued & outstanding shares and options of common stock as of the Closing Date.
(3) Janet Van Hierden and Peter Van Hierden are husband and wife, and beneficially own the 6,387,729 and 41,761,084 shares, respectively, of Common Stock owned by each. In addition, Mr. and Mrs. Van Hierden beneficially own the 116,141 shares of Common Stock owned by their son Brendon Van Hierden.

(4) Mr. McDowell’s shareholdings reflect options that he either owns directly or indirectly through his corporate interests in Acta Wireless Capital, LLC.

ITEM 4. OTHER AND GENERAL INFORMATION

Our Annual Report on Form 10-KSB, for the year ended September 30, 2007, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended June 30, 2008, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by AXIO can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE

(a) The Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007 is hereby incorporated by reference.

(b) The Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2008 is hereby incorporated by reference.

UPSNAP, INC.

	By	/s/ Peter Van Hierden
Peter Van Hierden
Chairman
Dated: October 7, 2008

By the order of the Board of Directors

/s/Peter Van Hierden
Peter Van Hierden
Chairman